UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 16, 2013

Adaptive Medias, Inc.

(Exact name of registrant as specified in its charter)

000-54074

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

23 Mauchly Suite 106

Irvine, CA 92618

(Address of principal executive offices)

949-679-0792

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2013, Adaptive Medias, Inc. (the “Company”) entered into a First Amendment (the “Amendment”) to the Securities Purchase Agreement and to the OID Convertible Note (together, the “Original Agreements”) which were entered into on May 21, 2013, with Gemini Master Fund Ltd. (“Holder”). The Amendment provided, inter alia, that the Original Documents would be amended such that:

(a)	the Company would immediately pay $100,000 to Holder (the “Payment”), and such Payment would not be subject to any prepayment premium;
(b)	Holder would convert $59,000 of unpaid principal into the Common Stock of the Company at $0.075 per share, in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder;
(c)	the conversion price contemplated by the Original Documents would be changed to equal $0.075 per share;
(d)	the total outstanding balance of the loan contemplated by the Original Agreements would be reduced to $300,000; and
(e)	the maturity date contemplated by the Original Agreements would be extended from December 31, 2013 until May 31, 2014.

The foregoing summary of the transaction contemplated by the Amendment and any instruments to be executed and/or issued in connection therewith, does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as an exhibit to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 is incorporated into this Item 2.03 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 is incorporated into this Item 3.02 in its entirety.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibit. The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

10.1	First Amendment to the Securities Purchase Agreement and to the OID Convertible Note dated December 16, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2013	ADAPTIVE MEDIAS, INC.

/s/ Qayed Shareef
Qayed Shareef Chief Executive Officer